EXHIBIOT 10.1


REPRESENTATION AGREEMENT

This document sets forth the terms of the Agreement between UltraStrip Systems, Inc. and Ecosphere Technologies, Inc. (individually and collectively "Client") and The Allbaugh Company, LLC ("Consultant"). The effective date of this Agreement shall be July 1, 2005, and will extend through June 30, 2006. Thereafter, the contract will continue on a month to month basis. Prior to expiration of the term, this contract may be terminated by either party at any time, for any reason or for no reason, on thirty-day (30) prior written notice.

SCOPE OF SERVICES

The scope of the work to be performed under this Agreement is to provide general government relations and strategic planning services as developed from time to time by Consultant and the principals of Client. Consultant will not engage in, or be requested to engage in, any lobbying activities (as defined by applicable law) without proper registration.

COMPENSATION

(1) Client will pay Consultant, in advance, a fixed monthly retainer of $20,000 for the first six months and $30,000 per month thereafter for Consultant's commitment to render services under this Agreement. Consultant will provide a monthly statement for the fixed monthly retainer. Should the scope of services for Client change during the term of this Agreement, Consultant retains the right to require that the monthly retainer be renegotiated.

(2) In addition to the fixed monthly retainer, Client will reimburse Consultant for all reasonable expenses and disbursements made in the performance of its services under this Agreement. Routine disbursements include travel (business class or better), messengers, photocopying, express delivery services, on-line research charges, and ordinary communications (e.g. telephone, facsimile, and postage). All disbursements for materials or services will be made by Consultant as agent for Client. Expenses and disbursements incurred on behalf of Client will be submitted at the end of each month and shall be payable upon receipt.

(3) The Client shall pay the Consultant such additional compensation as provided in the Addendum of even date which is a part of this Agreement.


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CLIENT/THE ALLBAUGH COMPANY, LLC AGREEMENT
PAGE TWO

MISCELLANEOUS

(1) Consultant will maintain accurate records of all expenses incurred on behalf of Client and, during the term of this Agreement and for one year thereafter. Client may examine such records upon reasonable notice and during normal business hours. This does not include Consultant salary data, overhead or other internal Consultant costs or non-billable expenses.

(2) Consultant acknowledges its responsibility, both during and after the term of this Agreement, to use all reasonable efforts to preserve the confidentiality of any proprietary information of Client, or data developed by Consultant on behalf of Client, except as required by law. It is understood that Consultant is not responsible for the acts of Client or representations made by Client upon which Consultant relies in providing services under this Agreement.

(3) In the event that Consultant or any party acting on behalf of Consultant (a "Consultant Party") receives a subpoena or summons requesting that the Consultant Party produce documents or records concerning this matter, the Consultant Party will immediately notify Client. Client may, within the time permitted for the Consultant Party to respond to any such requests, initiate such legal action seeking a protective order or other relief as Client deems appropriate to protect information from disclosure. If Client takes no action within the time permitted for the Consultant Party to respond or if Client's actions do not result in a judicial order preventing the Consultant Party from supplying or disclosing the requested information or testifying, the Consultant Party may comply with the request. Client agrees to reimburse and pay the Consultant Party for all costs and expenses incurred by the Consultant Party in connection with any such summons or subpoenas, including reasonable attorney's fees and time spent by Consultant's personnel, billed at their regular rates.

(4) Client understands and acknowledges as follows:

         (a) The services provided to Client by Consultant are advisory in nature and its entitlement to payment hereunder is not, directly or indirectly, tied to or a function of any specific results or the outcome of any efforts Consultant may undertake;

         (b) Consultant performs services to other clients who may have, directly or indirectly, common, similar or competing interests to those of Client. Subject to its obligations to maintain the confidentiality of information concerning Consultant, nothing herein shall be construed or interpreted to limit or restrict in any way the nature or type of services which may, during the term of this Agreement or thereafter, be performed or undertaken by Consultant. Consultant is not aware of providing services to third parties which are directly competitive with the Client, but shall promptly provide written notice to Client in the event that Consultant does provide services to such third parties in the future.

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         (c) Except with respect to liability for its fraud or willful misconduct,, the maximum liability of Consultant to Client or any party claiming through Client as a result of or arising out of the services hereunder shall not exceed the aggregate amount of fees paid to the Company hereunder during the preceding 6 month period.


(5) If disputes related to payment of fees or expenses occur and result in legal fees or costs for Consultant, Client will pay legal fees and costs incurred by Consultant in connection with the collection of fees and/or expenses.

(6) Client agrees that during the term of this Agreement and for a period of one year after its termination, Client will not solicit or hire any employee of Consultant, either directly or indirectly, without written authorization of Consultant.

(7) This Agreement represents the entire Agreement of the parties and may be amended only by a writing signed by all parties. Any changes, amendments or modifications to the terms hereof shall in writing signed by both parties. It shall be governed by and construed in accordance with the laws of the District of Columbia.

If you concur with the terms set forth above, please signify you acceptance by signing and returning this Agreement to Consultant.

ACCEPTED:
ULTRASTRIP SYSTEMS, INC. AND                      THE ALLBAUGH COMPANY, LLC
ECOSPHERE TECHNOLOGIES, INC.

By: /s/                                           By: /s/
    --------------------------                        --------------------------
Name:  Stephen R. Johnson                            Name:  Joe M. Allbaugh
Title: President and CEO                             Title: President and CEO


Date: June  __, 2005                                 Date: June  __, 2005

Note:  All correspondence and remittance should be mailed to:

                                                       The Allbaugh Company, LLC
                                                       P.O. Box 8310
                                                       McLean, VA 22106-8310

The Allbaugh Company, LLC
101 Constitution Avenue, NW, Suite 525 East
Washington, DC 20001-2133
T: 202.589.1200
F: 202.589.0622

www.allbaughcompany.com

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                      ADDENDUM TO REPRESENTATION AGREEMENT
                      BETWEEN ULTRASTRIP SYSTEMS, INC. AND
                        ECOSPHERE TECHNOLOGIES, INC. AND
                            THE ALLBAUGH COMPANY, LLC
                          EFFECTIVE AS OF JULY 1, 2005


         This Addendum to the Representation Agreement between Client and Consultant is designed to provide additional compensation to the Consultant arising from (i) the sale of products and services by the Client as a result of introductions made by the Consultant ("Sales");(ii) the sale of assets of the Client including any of their subsidiaries or divisions not in the ordinary course of business or (iii) the sale of the Client or any of their subsidiaries or divisions whether such transaction is structured as a sale of capital stock, merger or consolidation (any event in (ii) or (iii) being a "Transaction") as a result of introductions made by the Consultant. In addition, this Addendum provides for the issuance of stock options to the Consultant in conjunction with the services to be provided by the Consultant under the Representation Agreement. All capitalized terms not defined in this Addendum shall have the same meaning as provided in the Representation Agreement.

         1. Stock Options. The Client shall issue to the Consultant options to purchase 1,000,000 shares of UltraStrip Systems, Inc. common stock exercisable at $1.00 per share through the five-year period ending June 30, 2010. Of the 1,000,000 stock options, 500,000 are fully vested on the date hereof and the remaining 500,000 shall vest on June 30, 2006 as long as the Representation Agreement is then in force and not been terminated by either party as provided therein
         2. Sales Compensation. As additional compensation to the Consultant for its services and introducing parties to the Client which result in Sales by the Client, the Client shall pay the Consultant an 8% commission from all revenue received by the Client from parties introduced to the Client by the Consultant, which revenue will be calculated on a cash basis rather than an accrual basis. All commissions due the Consultant shall be paid to it within 10 days of the month following the receipt of any revenue from Sales, accompanied by a statement reflecting the basis of calculation. In addition, for each $10,000,000 of Sales received by the Client from introductions made by the Consultant, it shall issue the Consultant vested five-year options to purchase 500,000 shares of UltraStrip Systems, Inc. common stock exercisable at fair market value as of the date of grant. Any such options shall be fully exercisable upon grant and be exercisable at any time thereafter in the manner provided in Section 1 above.
         3. Compensation from Transactions. Upon the closing of any Transaction, the Client shall pay the Consultant 4% of the total transaction value received by the Client and issue the Consultant vested options to purchase 500,000 shares of UltraStrip Systems, Inc. common stock exercisable at fair market value for each $10,000,000 of consideration received by the Client from the Transaction. Transaction value will equal the total value of cash, property (including any transfer or exchange of rights) and other consideration paid or payable in any Transaction, regardless of when and how paid. The compensation under this
Section 3 will be payable as and when consideration is paid by or for the benefit of Client and shall be accompanied by documentation sufficient to confirm the calculation.


         4. Common Terms.

                  (a) All options not otherwise vested shall immediately vest upon a change in control of the Client.


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                  (b) All vested options shall be exercisable at any time after vesting within 30 days after notice of exercise by Consultant or upon the earlier an initial public offering of shares in the Client or a change in control of the Client. Once vested, the ability of Consultant to exercise vested options shall survive any termination of the Representation Agreement.

                  (c) The number of shares subject to purchase on exercise of the options granted hereunder shall be equitably adjusted to account for any stock splits, stock dividends or recapitalizations or reorganizations.

                  (d) A customer purchasing goods or services of Client will be considered introduced by Consultant or a Transaction will be deemed to result from an introduction by Consultant if Consultant makes the first or principal introduction between Client and such customer or other party to the Transaction or the efforts of Consultant otherwise substantially contribute to such the purchase of goods or services by such customer or to the Transaction. To minimize confusion, Consultant and Client shall use best efforts to set forth in writing at the time a particular customer first purchases goods or services of Client that such customer was introduced by Consultant or that the Transaction is the result of introductions by Consultant.

         5. Inspection of Books and Records. During each year, the Consultant shall have the right at its expense upon reasonable notice to inspect the books and records of the Client for the purpose of ensuring compliance with the terms of this Addendum. If, as a result of such inspection there is an underpayment of at least 5%, the Client shall promptly reimburse the Consultant for its expenses including expenses of any accountants in connection with the inspection of the Client's books and records.

         IN WITNESS WHEREOF, the parties have executed this Addendum on the date set forth above.

                                      THE ALLBAUGH COMPANY, LLC


                                      By: /s/
                                          -----------------------------------
                                          Joe M. Allbaugh, President and CEO



                                      ULTRASTRIP SYSTEMS, INC. AND
                                      ECOSPHERE TECHNOLOGIES, INC.



                                      By:  /s/
                                           -----------------------------------
                                           Stephen R. Johnson, President and CEO